Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedule 13D with respect to the shares of common stock of Caspian International Oil Corp. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	As of December 1, 2008

NURLAN SATTAROVICH JANSEITOV

By:	/s/ Thomas C. Sima
Name: Thomas C. Sima
Title: Attorney-in-Fact*

TIMUR BERGALIYEV

By:	/s/ Thomas C. Sima
Name: Thomas C. Sima
Title: Attorney-in-Fact**

CIOC ACQUISTION INC.

By:	/s/ Thomas C. Sima
Name: Thomas C. Sima
Title: Secretary

*	Power of attorney incorporated by reference as Exhibit 24.1 to Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 99.1

**	Power of attorney incorporated by reference as Exhibit 24.2 to Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 99.1